                                                           Exhibit No. EX-23.h.2

                          ADMINISTRATIVE SERVICES PLAN
                        GARTMORE VARIABLE INSURANCE TRUST
                            Amended, December 7, 2006
                           to be effective May 1, 2007

     Section 1. This  Administrative  Services Plan (the "Plan") constitutes the administrative  services  plan for the funds as listed on  Exhibit A, as amended from  time to time  (collectively,  the  "Funds"),  each a  series  of  Gartmore
Variable  Insurance  Trust (the "Trust,"  formerly known as Nationwide  Separate
Account Trust), and is adopted upon review and approval by the Board of Trustees of the Trust.

     Section 2. Upon the  recommendation  of the administrator of the Funds, any officer of the Trust is  authorized  to execute and deliver,  in the name and on behalf of the Fund,  written  agreements  in  substantially  any other form duly approved  by the Board of Trustees of the Trust  ("Servicing  Agreements")  with financial  institutions  which  are  shareholders  of  record  or  which  have a servicing relationship ("Service Organizations") with the beneficial owners of a
Fund's shares of beneficial interest ("Shares"). Such Servicing Agreements shall require the Service Organizations to provide  administrative support services as set forth therein and as described in a Fund's applicable registration statement to their customers who own of record or beneficially  Shares.  In  consideration for providing such services, a Service Organization will receive a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements,  and up to the annual  rate  listed on  Exhibit A for each  class of Shares  owned of record or  beneficially  by such  customers.  Any bank,  trust  company,  thrift institution, broker, dealer, broker-dealer, insurance company or other financial institution  is eligible to become a Service  Organization  and to receive  fees under this Plan.  All expenses  incurred by a Fund with respect to its Shares in connection  with the Servicing  Agreements and the  implementation  of this Plan shall be borne entirely by the holders of Shares of that Fund.

     Section  3. So long as this  Plan is in  effect,  the  administrator  shall provide to a Fund's Board of Trustees,  and the Trustees shall review,  at least quarterly,  a written report of the amounts  expended  pursuant to this Plan and the purposes for which such expenditures were made.

     Section 4. The Plan shall not take effect  with  respect to the Shares of a
Fund  until  it has been  approved,  together  with  the  form of the  Servicing
Agreements,  by a vote of a majority  of the  Trustees  who are not  "interested persons" of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested  Trustees"),  cast in person  at a  meeting  called  for the  purpose  of  voting  on the Plan or such
Servicing Agreement;  provided,  however, that the Plan is not implemented prior to the effective date of the post-effective  amendment to a Fund's  registration statement describing the Plan and its implementation with respect to that Fund.

     Section 5. Unless sooner terminated,  this Plan shall continue until May 1,
2008, and thereafter, shall continue automatically for successive annual periods provided  such  continuance  is approved at least  annually by a majority of the
Board of Trustees, including a majority of the Disinterested Trustees.

     Section 6. This Plan may be  amended at any time with  respect to a Fund by the Board of Trustees,  provided  that any material  amendments  of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

     Section 7. This Plan is  terminable  at any time with  respect to a Fund by vote of a majority of the Disinterested Trustees.

     Section 8. While this Plan is in effect,  the selection  and  nomination of those  Disinterested  Trustees  shall  be  committed  to the  discretion  of the
Disinterested Trustees of the Trust.

     Section 9. This Plan has been  adopted as of May 2, 2005,  as  subsequently amended effective May 1, 2006.

     Section 10. The Trust is a  statutory  trust  formed  under the laws of the
State of Delaware and under an Agreement and  Declaration of Trust, as from time to time amended or restated, to which reference is hereby made.

                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A
                             Effective May 1, 2007*

Name of Fund
Gartmore GVIT Nationwide Fund (formerly Gartmore GVIT Total Return Fund)
Gartmore GVIT Growth Fund (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund (formerly Money Market Fund)
Gartmore GVIT Money Market Fund II (formerly Money Market Fund II)
GVIT Small Company Fund (formerly Nationwide Small Company Fund)
J.P.  Morgan GVIT  Balanced  Fund  (formerly  Nationwide  Balanced Fund and J.P.
  Morgan NSAT Balanced Fund)
Van Kampen  GVIT  Comstock  Value Fund  (formerly  Comstock  GVIT Value Fund and
  Federated GVIT Equity Income Fund) (name change approved March 11, 2005)
Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
  Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund (formerly  Nationwide High Income Bond Fund and Federated NSAT High Income Bond Fund)
Van Kampen GVIT Multi Sector Bond Fund  (formerly  Nationwide  Multi Sector Bond
  Fund, MAS NSAT Multi Sector Bond Fund and MAS GVIT Multi Sector Bond Fund)
GVIT Small Cap Value Fund (formerly Nationwide Small Cap Value Fund)
GVIT Mid Cap Index Fund (formerly Dreyfus GVIT Mid Cap Index Fund and Nationwide
  Mid Cap Index Fund and Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
  Fund and Nationwide Small Cap Growth Fund)
Gartmore GVIT Mid Cap Growth Fund (formerly  Nationwide  Strategic  Growth Fund,
  Strong NSAT Mid Cap Growth Fund and Strong GVIT Mid Cap Growth Fund)
Gartmore GVIT Global  Technology and  Communications  Fund (formerly  Nationwide
  Global Technology and Communications Fund II and Gartmore NSAT Global Technology
  and Communications Fund)
Gartmore  GVIT Global  Health  Sciences Fund  (formerly  Nationwide  Global Life
  Sciences Fund II and Gartmore NSAT Global Health Sciences Fund)
Gartmore GVIT Emerging Markets Fund (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT  International  Growth Fund (formerly  Gartmore NSAT International
  Growth Fund)
Gartmore GVIT U.S.  Growth  Leaders Fund  (formerly  Gartmore GVIT U.S.  Leaders
  Fund)
Gartmore GVIT Global Financial Services Fund
Gartmore GVIT Global Utilities Fund

                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A
                             Effective May 1, 2007*

Gartmore GVIT Investor  Destinations  Aggressive  Fund  (formerly  NSAT Investor
  Destinations Aggressive Fund)
Gartmore GVIT Investor  Destinations  Moderately  Aggressive Fund (formerly NSAT
  Investor Destinations Moderately Aggressive Fund)
Gartmore  GVIT  Investor  Destinations  Moderate  Fund  (formerly  NSAT Investor
  Destinations Moderate Fund)
Gartmore GVIT Investor Destinations  Moderately Conservative Fund (formerly NSAT
  Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor  Destinations  Conservative  Fund (formerly NSAT Investor
  Destinations Conservative Fund)
GVIT International Value Fund (formerly Dreyfus GVIT International Value Fund)
GVIT S&P 500 Index Fund
Gartmore GVIT Developing Markets Fund
American Funds GVIT Growth Fund
American Funds GVIT Global Growth Fund
American Funds Asset Allocation Fund
American Funds GVIT Bond Fund
American Funds GVIT Growth and Income Fund
GVIT Bond Index Fund
GVIT International Index Fund
GVIT Small Cap Index Fund
GVIT Enhanced Income Fund

*    As most recently  approved at the December 7, 2006 Board Meeting to add the
     American Funds GVIT Growth and Income Fund.

Each Fund shall pay amounts not  exceeding on an annual  basis a maximum  amount
(for those Funds which have Class designations) of:

-    25 basis  points  (0.25%) of the  average  daily net assets of the Class I,
     Class II, Class III, Class VI, Class VII or Class VIII shares of a Fund
-    20 basis  points  (0.20%) of the  average  daily net assets of the Class IV shares of a Fund
-    10 basis  points  (0.10%)  of the  average  daily net assets of the Class V shares of a Fund.
-    0 basis  points  (0.00%)  of the  average  daily net assets of the Class ID shares of a Fund.

The amount to be paid by each Class will be a Class expense.

For those Funds whose shares are not  designated  by Class,  each Fund shall pay amounts not  exceeding  on an annual  basis a maximum  amount of 25 basis points
(0.25%) of the average daily net assets of the total shares of each Fund.